As filed with the Securities and Exchange Commission on February 23, 2007

                                               Registration Statement 333-112614

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              Connetics Corporation
             (Exact name of registrant as specified in its charter)

                Delaware                                 94-3173928
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification Number)

                                3160 Porter Drive
                           Palo Alto, California 94304
                                 (650) 843-2800

                    (Address of Principal Executive Offices)

                    ---------------------------------------

                        1995 Directors' Stock Option Plan
                            2002 Employee Stock Plan
                        1995 Employee Stock Purchase Plan
                                Stock Plan (2000)

                            (Full title of the plans)
                    ---------------------------------------

                               Jeffrey S. Thompson
                             Chief Executive Officer
                              CONNETICS CORPORATION
                                3160 Porter Drive
                           Palo Alto, California 94304
                                 (650) 843-2800

 (Name, address and telephone number, including area code, of agent for service)

                    ---------------------------------------


                                    Copies to
                               William Grant, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                    ---------------------------------------

                                   ----------

                       DEREGISTRATION OF UNSOLD SECURITIES

                                   ----------

     Pursuant to a Form S-8 registration statement (File No. 333-112614) (the "Registration Statement") filed with the Securities and Exchange Commission on February 9, 2004, Connetics Corporation (the "Company") registered shares of common stock, par value $0.001 per share (the "Shares") to be offered pursuant to the Connetics Corporation 1995 Directors' Stock Option Plan, the Connetics Corporation 2002 Employee Stock Plan, the Connetics Corporation 1995 Employee Stock Purchase Plan and the Connetics Corporation Stock Plan (2000).

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister all of the Shares originally registered thereby which remain outstanding as of such termination.


                                        +

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on February 23, 2007.


                                   CONNETICS CORPORATION


                                   By:  /s/ Jeffrey S. Thompson
                                        ----------------------------------------
                                        Name:   Jeffrey S. Thompson
                                        Title:  Chief Executive Officer
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on February 23, 2007 by the following persons in the capacities indicated.


                                        /s/ Jeffrey S. Thompson
                                        ----------------------------------------
                                        Name:   Jeffrey S. Thompson
                                        Title:  Chief Executive Officer
                                                (Principal Executive Officer)


                                        /s/ Michael Cornelius
                                        ----------------------------------------
                                        Name:   Michael Cornelius
                                        Title:  Executive Vice President
                                                (Principal Financial Officer)


                                        /s/ Jeffrey Wadman
                                        ----------------------------------------
                                        Name:   Jeffrey Wadman
                                        Title:  Vice President
                                                (Principal Accounting Officer)


                                        /s/ Charles W. Stiefel
                                        ----------------------------------------
                                        Name:   Charles W. Stiefel
                                        Title:  Director


                                        /s/ Brent Stiefel
                                        ----------------------------------------
                                        Name:   Brent Stiefel
                                        Title:  Director


                                        /s/ Michael Cornelius
                                        ----------------------------------------
                                        Name:   Michael Cornelius
                                        Title:  Director